Exhibit 23 - Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Fulton Financial Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-05471, No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457 and No. 333-128894) on Forms S-8 and on the registration statement (No. 333-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-156396, No. 333-189459 and No. 333-189488) on Forms S-3 of Fulton Financial Corporation of our report dated March 3, 2014, with respect to the consolidated balance sheets of Fulton Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10‑K of Fulton Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 3, 2014